                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Tandy Brands Accessories, Inc. Stock Purchase Program (as amended and restated effective October 18, 1991) of our report dated March 5, 2003, with respect to the financial statements of the Tandy Brands Accessories, Inc. Stock Purchase Program incorporated by reference in its Annual Report on Form 11-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                         /s/  Whitley Penn
Fort Worth, Texas
May 12, 2003